Exhibit 10.30

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into this 1st day of March 2016, (the “Effective Date”) between Royal Energy Resources, Inc., a Delaware corporation (the “Company”), and Ronald Phillips (“Officer”).

W I T N E S S E T H:

WHEREAS, the Company and the Officer originally entered into an Employment Agreement, dated October 13, 2015 (the “Employment Agreement”);

WHEREAS, the Company and the Officer have agreed to amend the Employment Agreement, as provided for herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Exhibit A. Exhibit A of the Employment Agreement is hereby amended in its entirety as follows:

“Compensation and Benefit Terms

Employee’s Services	President.
Base Salary

$75,000 per month through April 30, 2016, payable monthly in arrears, and $150,000 per annum, payable monthly in advance, during the Term. The first and last monthly payment shall be prorated to reflect the actual number of days which are being compensated.

At the sole election of the Company, the Officer’s base compensation may be paid in shares of common stock of the Company, determined based on the average closing price of the common stock for the seven days prior to the date payment is due. Any shares of common stock issued in satisfaction of base compensation may be registered on Form S-8.

Equity Signing Bonus

$50,000 payable in shares of common stock of the Company registered on Form S-8, determined based on the closing price of the common stock on the Effective Date, and $50,000 payable in shares of common stock of the Company registered on Form S-8, determined based on the closing price of the common stock on March 1, 2016.

Expense Reimbursement	All reasonable out-of-pocket expenses will be reimbursed if approved in advance and documented by receipts, and are subject to the Company’s policy on expense reimbursements as announced from time to time.

Sick Leave/Vacation/Personal Time Off	Two weeks’ time off is accrued for every year that Employee works for the Company, which may be used as sick leave, vacation or person time off at the discretion of Employee. Any time off not taken during any one-year period will expire. No cash will be payable for any time off that is not utilized, or which has accrued at the time of Employee’s termination of employment for any reasons.

Health, Dental, Life Insurance	None.

Retirement Plans	None.

Severance	None.”

2. No Other Amendments. Except as specifically set forth herein, this Amendment does not limit, modify, amend, waive, grant any consent with respect to, or otherwise affect any other provision of the Exchange Agreement, all of which shall remain in full force and effect and are hereby ratified and confirmed. This Amendment does not entitle, or imply any consent or agreement to, any further or future modification of, amendment to, waiver of, or consent with respect to any provision of the Exchange Agreement.

3. Counterparts; Entire Agreement. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery by email or telecopier of an executed counterpart of a signature page to this Amendment shall be as effective as delivery of the original executed counterpart. This Amendment, together with the Exchange Agreement, sets forth the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

EMPLOYEE:

Name:	Ronald Phillips

ROYAL ENERGY RESOURCES, INC.:

By:
Title:	Chief Executive Officer
Name:	William L. Tuorto